Exhibit T3B.4

Corporations Act 2001

Constitution of

Emeco International Pty Limited

203646-v1\SYDDMS\EDW	-i-	Corporations Act 2001

6	Forfeiture of Shares	6

Forfeiture notice		6

Contents of forfeiture notice		6

Forfeiture for failure to comply with notice		7

Sale of forfeited Shares		7

Effect of forfeiture		7

Evidence of forfeiture		7

Proceeds of sale and transfer of forfeited Shares		7

Forfeiture applies to non-payment of fixed payment		7

Surrender of Shares		7

7	Transfer of Shares	7

Transfer document		7

Execution of instrument of transfer and completion of transfer		8

Directors may refuse to register transfer		8

Prohibited transfers		8

Registration procedure		8

Suspension of registration of transfers		8

8	Transmission of Shares	9

Death of a Member		9

Transmission on merger		9

Transmission on death or bankruptcy and election		9

9	Alteration of capital	9

Company’s power to alter capital		9

10	Modification of rights	9

Modification of rights of class of Shares		9

No consent or sanction required for redemption		10

Variation by issue of further Shares ranking equally		10

Changes to this Constitution		10

11	General meetings	10

General meetings		10

Calling of general meetings		10

Notice of general meetings		11

Contents of notice of general meetings		11

203646-v1\SYDDMS\EDW	-ii-	Corporations Act 2001

12	Proceedings at general meeting	11

Quorum for general meeting		11

Representative of body corporate		11

No quorum		11

Chairman of general meeting		11

Powers of chairman		12

Adjournment of general meeting		12

Notice of adjourned meeting		12

13	Voting	12

Resolution determined by majority		12

Votes		12

Voting by joint holders		13

Attorney of Member		13

14	Proxies	13

Instrument appointing proxy		13

Validity of appointment		13

Validity of vote given in accordance with proxy		13

Form of proxy		14

2 proxies		14

15	Resolutions without meetings	14

Where only 1 Member		14

Where more than 1 Member		14

16	Directors	14

Number of Directors		14

Residence of Directors		14

Consent and Share qualification		15

Appointment or removal of Directors		15

Directors may fill casual vacancies or appoint additional Directors		15

Auditor cannot be Director		15

Alternate Director		15

17	Directors’ terms of tenure	16

Directors’ tenure of office		16

Retiring Director eligible for re-election		16

Vacation of office		16

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18	Proceedings of Directors	16

Board meetings and quorum for Board meetings		16

Use of technology		17

Calling of Board meeting and place of meeting		17

Board meeting competent to exercise all powers		17

Resolution passed deemed to be determination of Board		17

Chairman of Board meetings		17

Questions to be decided by majority		17

Resolutions without meetings		17

Committee powers and meetings		17

Validity of acts of Directors		18

Authority to act in holding company’s interest		18

19	Directors’ contracts	18

Directors not disqualified from holding office or contracting with the Company		18

Director may hold office or act in professional capacity		18

Director may vote on contract in which that Director is interested		18

Director not deemed to be interested in certain contracts or arrangements		19

Directors to declare interest		19

Directors to declare potential conflicts		19

Secretary to record declarations of Directors		19

Effect of failure to make or record disclosures		19

20	Powers of Directors	19

Powers of Directors		19

Powers to borrow or raise money		19

Directors may vote Shares in other corporations		20

Security over the Company’s assets		20

21	Executive Directors	20

Managing Director		20

Directors may confer powers on executive Directors		20

Remuneration of Directors		20

Additional remuneration for extra services		20

Expenses of Directors		20

22	Local management and attorneys	21

Local Boards and agencies		21

Appointment of attorney		21

Sub-delegation of powers		21

203646-v1\SYDDMS\EDW	-iv-	Corporations Act 2001

23	Minutes and registers to be kept	21

Minutes		21

Registers		22

Overseas branch registers		22

24	The Secretary	22

Appointment of Secretary		22

25	The Seal	22

Use of the Seal		22

26	Negotiable instruments	23

Terms of negotiable instruments		23

27	Reserves fund	23

Reserves		23

Carry forward of profits		23

Revaluation of assets		23

28	Dividends	23

Power to declare or determine dividends vested in Directors		23

Apportionment of dividends		23

Selective dividends		24

Dividends may be payable in foreign currency		24

Dividends only payable out of profits		24

No interest payable on dividends		24

Directors may retain certain dividends		24

Payment of dividends		24

Dividend payable by distribution of assets		25

29	Capitalisation of profits	25

Capitalisation of profits		25

Directors’ powers in relation to capitalisation of profits		25

30	Financial statements	26

Financial records		26

Financial statements/reports		26

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31	Audit	26

Auditors		26

Approval of financial statements		26

32	Inspection of records	27

Right to inspect		27

33	Notices	27

Service of notices by the Company		27

Posting notices to overseas Members		27

Notices to joint holders		27

Notice deemed to be served		27

Service by post		27

Notices to Members whose whereabouts unknown		28

Notices binding on transferees		28

Notice to deceased or bankrupt Members		28

Signing of notices		28

Counting of days		28

34	Winding up	28

Distribution of assets		28

Fee or commission paid to liquidator to be approved in general meeting		29

Distribution in specie		29

Distribution of assets other than in accordance with legal rights		29

Distribution on partly paid Shares		29

35	Indemnity and insurance	29

Indemnity		29

Insurance		30

36	Overriding provisions	30

Rights of Majority Shareholder		30

203646-v1\SYDDMS\EDW	-vi-	Corporations Act 2001

Corporations Act 2001

Constitution

of

Emeco International Pty Limited

(ACN 078 624 281)

1	Preliminary

Definitions

1.1	In this Constitution, unless the context otherwise requires:

Alternate Director means a person appointed as alternate director under clause 16.7;

Board means the Directors acting as a board of Directors;

Company means Emeco International Pty Limited;

Constitution means the constitution of the Company for the time being in force;

Directors means the Directors of the Company from time to time including an Alternate Director and Director means any one of them;

Financial Year has the same meaning as in the Law;

Forfeiture Notice means a notice served under clause 6.1;

Law means the Corporations Act 2001 and Regulations as amended from time to time;

Majority Shareholder means 1 Member who holds at any relevant time 90% or more in nominal value of the issued ordinary Shares of the Company;

Member means a person who is entered in the Members’ Register from time to time as the holder of Shares in the capital of the Company;

Members’ Register means the register of Members to be kept by the Company under the Law;

Month means calendar month;

Office means the registered office for the time being of the Company;

Related Body Corporate has the same meaning as in the Law;

Replaceable Rules means the provisions of the Law which would but for this Constitution apply as replaceable rules under section 141 of the Law;

Seal means the common seal of the Company (if the Board resolves to adopt a common seal) or, where appropriate, the duplicate seal or the official seal;

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Secretary means a person appointed as secretary from time to time, and includes any person appointed to perform the duties of secretary on a temporary basis and any properly appointed assistant secretary;

Share or Shares means a share or shares from time to time in the capital of the Company;

Shareholders Agreement means any agreement from time to time in force between the members which regulates the administration or activities of the Company or both; and

Special Resolution has the same meaning as in the Law.

Interpretation

1.2	In this Constitution, unless the context otherwise requires:

(a)	a reference to:

(i)	the singular includes the plural and vice versa;

(ii)	a gender includes every gender;

(iii)	the Law, any section, regulation or schedule of the Law or any other legislation is a reference to that law as amended, consolidated, supplemented or replaced;

(iv)	“in writing” or “written” includes printing, lithography, photography and other means of representing or reproducing words in a visible form;

(v)	“paid up” or “paid” includes credited as paid up or paid;

(vi)	“dividend” includes bonus;

(vii)	any person includes a reference to any individual, company, body corporate, association, partnership, firm, joint venture, trust or government agency;

(viii)	the word “including” or “includes” means “including but not limited to” or “including without limitation”; and

(b)	headings are for convenience only and must be ignored in interpreting this Constitution.

Replaceable Rules not to apply

1.3	The Replaceable Rules are displaced by this Constitution and do not apply to the Company.

Constitution subject to the Law

1.4	This Constitution is subject to the Law and where there is any inconsistency between a clause of this Constitution and the Law, the Law prevails to the extent of the inconsistency.

2	Capital

Issue and allotment of Shares under the control of Directors

2.1	The issue and allotment of Shares (including any new Shares created on an increase of capital) will be under the control of the Directors. The Directors:

(a)	may allot or otherwise dispose of Shares to any person, on terms and conditions, including the issue price and at any times that the Directors think fit;

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(b)	have full power to give any person a call or option over any Shares and (subject to the Law) during any time and for any consideration that the Directors think fit;

(c)	may issue Shares with any preferential, deferred or special rights, privileges or conditions or with any restrictions (whether about dividends, voting, return of Share capital or otherwise) that the Directors determine; and

(d)	will ensure that no preference Shares are allotted unless the rights and restrictions attaching to the Shares are set out in this Constitution or have otherwise been approved by Special Resolution.

Company may issue preference Shares

2.2	Subject to clause 2.1 the Company may issue preference Shares in accordance with the procedure specified in the Law which are, or at the option of the Company are, liable to be redeemed. The terms on which and the manner in which the preference Shares are to be redeemed will, if permitted by law, be specified in the conditions of issue of the preference Shares.

Joint holders

2.3	Where 2 or more persons are registered as the holders of any Share, they are deemed to hold the Share as joint tenants with benefits of survivorship, but:

(a)	the Company is not bound to register more than 3 persons (unless they are trustees, executors or administrators of a deceased holder) as the holders of any Share;

(b)	the joint holders are jointly and severally liable for all payments (including calls and instalments) which may be made for the Share;

(c)	on the death of any joint holder, the survivor or survivors are the only person or persons recognised by the Company as having any title to the Share, but the Directors may require evidence of death;

(d)	any joint holder may give a valid receipt for any dividend, bonus or return of capital payable to the joint holders; and

(e)	delivery of a certificate for a Share to any joint holder will be sufficient delivery to all the joint holders.

Recognition of other interests in Shares

2.4	Subject to the Law, the Company is entitled to treat the registered holder of any Shares as the absolute owner of those Shares and is not bound to recognise any equitable or other claim to or interest in the Shares on the part of any person.

3	Certificates

Issue of certificates

3.1	The certificate of title to Shares must be signed by 2 Directors or a Director and Secretary and must include all information required by the Law.

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Entitlement of Member to certificate

3.2	Subject to clause 3.3, every Member will be entitled free of charge to 1 certificate for the Shares registered in their name or to several certificates each for a reasonable proportion of those Shares.

3.3	Where Shares are registered in the names of 2 or more persons, only 1 certificate is required to be issued for those Shares.

Application to register transfer of Shares

3.4	Where an application to register the transfer of any Shares or to register any person as a Member for any Shares which may have been transmitted to that person by operation of law is made, the certificate for those Shares must be given to the Company for cancellation and a new certificate specifying the Shares transferred or transmitted must be given to the transferee or transmittee. If registration is required for only some of the Shares specified on the certificate given to the Company, a new certificate specifying the Shares remaining untransferred or untransmitted must be given to the transferor.

Replacement of worn out or defaced certificates

3.5	If any certificate is worn out or defaced, the Directors may, if it is given to the Company, cancel it and issue a new or duplicate certificate.

Replacement of lost or destroyed certificates

3.6	If any certificate is lost or destroyed, the Directors may order that a new certificate be issued after being given:

(a)	evidence of loss or destruction as required by the Law;

(b)	an undertaking that the certificate will be returned (if found) as required by the Law; and

(c)	if the Directors consider it necessary, a bond or indemnity as the Directors may require under the Law.

4	Lien on Shares

Lien for calls or money payable for Shares

4.1	The Company has a first lien on every Share for all money (whether presently payable or not) called, or payable at fixed times, for that Share. The Company also has a first lien on all Shares for all money presently payable by a holder or their estate to the Company or for all money payable by the Company (or for which the Company becomes liable to pay) to any governmental or other competent authority for the Shares. The Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this clause. The Company’s lien (if any) on a Share will extend to all dividends payable on the Share.

Sale under lien

4.2	The Company may sell any Shares on which the Company has a lien in any manner the Directors think fit but no sale will be made:

(a)	unless a sum relating to the lien is presently payable; and

(b)	until 14 days after a notice in writing, stating and demanding payment of the amount which is presently payable, has been given to the registered holder of the Shares or the person entitled to the Shares because of the death or bankruptcy of the registered holder.

203646-v1\SYDDMS\EDW	-4-	Corporations Act 2001

4.3	The proceeds of the sale will be received by the Company and applied in payment of that part of the amount for which the lien exists that is presently payable, and the residue, if any, must (subject to a similar lien for sums not presently payable as existed on the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

Transfer on sale under lien

4.4	For the purpose of effecting a sale under the previous subheading, the Directors may authorise a person to transfer the Shares sold to the purchaser of those Shares. The purchaser will be registered as the holder of the Shares in that transfer, and will not be bound to see to the application of the purchase money, nor will title to the Shares be affected by any irregularity or invalidity in connection with the sale.

5	Calls

Directors may make calls

5.1	The Directors may make calls as they think fit on the Members for all moneys unpaid on the Shares held by the Members that are not moneys made payable at fixed times by the conditions of allotment. Each Member must pay the amount of every call made at the times and places appointed by the Directors. A call may be made payable by instalments and will be deemed to have been made when the resolution of the Directors authorising that call was passed. The Directors may revoke or postpone a call.

Notice of calls

5.2	At least 14 days’ written notice of a call must be given specifying the time and place for payment. The non-receipt of any notice by, or the accidental omission to give notice of any call to, any Member will not invalidate the call.

Payment of calls

5.3	If the conditions of allotment of any Share require the whole or part of the amount or issue price for that Share to be paid by instalments, every instalment must be paid to the Company when due by the Member or the Member’s legal personal representative.

Difference in terms of issue as to calls

5.4	The Directors may issue Shares which differentiate between the holders as to the amount of calls to be paid and the time for payment of those calls.

Interest on sums not paid

5.5	If a sum called for a Share is not paid by the date for payment, the person from whom the sum is due must pay interest on the sum from the date for payment to the time of actual payment at the rates determined by the Directors. The Directors may waive payment of interest, either in whole or in part.

203646-v1\SYDDMS\EDW	-5-	Corporations Act 2001

Fixed payment deemed calls

5.6	Any sum which, by the terms of issue of a Share, becomes payable on allotment or at any fixed date, will for the purposes of this Constitution be deemed to be a call duly made and payable on the date on which the sum is payable. In case of non-payment, all the relevant provisions of this Constitution as to payment of interest and expenses, forfeiture or otherwise will apply as if the sum had become payable by virtue of a call duly made and notified.

Prepayment of calls

5.7	The Directors may, if they think fit, receive from any Member, all or any part of the amount unpaid upon the Shares held by that Member beyond the sums actually called up. The Directors may authorise payment by the Company of interest on the whole or any part of the amount received until the amount becomes due or is repaid at the rate agreed between the Member paying the sum in advance and the Directors. As an alternative to interest, the Directors may agree with the Member that the Member be treated as paid up to the amount including the amount paid or satisfied in advance. The Directors may at any time authorise repayment of the whole or any part of the amount paid in advance by giving 1 Month’s notice of the date for repayment to the Member.

Proof of calls

5.8	In any proceeding for the recovery of money due for any call, it is sufficient to prove that:

(a)	the name of the Member sued is entered in the Members’ Register as the holder or one of the holders of the Shares for which the call was made;

(b)	the resolution making the call was duly recorded in the minute book; and

(c)	the call was payable at a fixed time or notice of the call was given to the Member sued under this Constitution;

and it is not necessary to prove the appointment of the Directors who made the call or any other matter but the proof of the matters listed in this clause will be conclusive evidence of the debt.

6	Forfeiture of Shares

Forfeiture notice

6.1	If a Member fails to pay any call or instalment of a call on the due date for payment, the Directors may, at any time while any part of the call or instalment remains unpaid, serve a Forfeiture Notice on the Member requiring payment of any amount of the call or instalment that is unpaid, together with any interest which may have accrued and all expenses that may have been incurred by the Company because of that non-payment.

Contents of forfeiture notice

6.2	The Forfeiture Notice must name a day at least 14 days after the date of service of the Forfeiture Notice by which the payment required by the Forfeiture Notice must be made. The Forfeiture Notice must state that if payment is not made within that time the relevant Shares will be liable to be forfeited.

203646-v1\SYDDMS\EDW	-6-	Corporations Act 2001

Forfeiture for failure to comply with notice

6.3	If a Member does not comply with the requirements of any Forfeiture Notice, any Share about which the Forfeiture Notice has been given may, before the payment required by the Forfeiture Notice has been made, be forfeited by a resolution of the Directors. That forfeiture will include all dividends declared for the forfeited Shares and not paid before the forfeiture. The non-receipt of any Forfeiture Notice by, or the accidental omission to give Forfeiture Notice to any Member will not invalidate the forfeiture.

Sale of forfeited Shares

6.4	A forfeited Share may be sold or otherwise disposed of on the terms and in the manner the Directors think fit, and, at any time before sale or disposal, the forfeiture may be cancelled on any terms the Directors think fit.

Effect of forfeiture

6.5	A person whose Shares have been forfeited ceases to be a Member for the forfeited Shares, but remains liable to pay to the Company all money which, at the date of forfeiture, was payable by him or her to the Company for the Shares together with interest on this amount from the date of forfeiture until payment at the rate determined by the Directors. The Directors are under no obligation to enforce the payment.

Evidence of forfeiture

6.6	A statutory declaration in writing that the declarant is a Director or Secretary of the Company and that a Share in the Company has been duly forfeited on a date stated in the declaration is conclusive evidence of the facts stated against all persons claiming to be entitled to the Share.

Proceeds of sale and transfer of forfeited Shares

6.7	The Company may receive the consideration, if any, given for a forfeited Share on any sale or disposal of the Share and the Directors may authorise any person to execute a transfer of the Share in favour of the person to whom the Share is sold or disposed of. The transferee will then be registered as the holder of the Share, and is not bound to see to the application of the purchase money (if any) nor will the person’s title to the Share be affected by any irregularity or invalidity in the proceedings in connection with the forfeiture, sale or disposal of the Share.

Forfeiture applies to non-payment of fixed payment

6.8	The provisions of this Constitution about forfeiture apply to the non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time as if the sum had been payable because of a call duly made and notified.

Surrender of Shares

6.9	The Directors may accept the surrender of any paid up Shares as a compromise of any question whether the holder is properly registered for those Shares. Any Share surrendered in this manner may be disposed of in the same manner as a forfeited Share.

7	Transfer of Shares

Transfer document

7.1	Subject to this Constitution, a Member may transfer all or any Shares by delivering a transfer document duly stamped (if necessary) to the Company. The transfer document must be in writing in the usual or common form or in such other form as the Directors may from time to time prescribe or, in particular circumstances, agree to accept.

203646-v1\SYDDMS\EDW	-7-	Corporations Act 2001

Execution of instrument of transfer and completion of transfer

7.2	The instrument of transfer of any Share must be signed by or on behalf of the transferor and the transferor remains the holder of the Share until the name of the transferee is entered in the Members’ Register as the holder of the Share.

Directors may refuse to register transfer

7.3	The Directors may refuse to register any transfer of Shares and need not provide any reason for their refusal. Where the Directors refuse to register a transfer, they must send notice of the refusal to the transferee within 2 Months from the date on which the transfer was lodged with the Company. Failure to give notice will not invalidate the decision of the Directors.

Prohibited transfers

7.4	The Directors must not register a transfer to a person who is known to them to be less than 18 years old or a person of unsound mind but the Directors are not bound to enquire as to the age or soundness of mind of any transferee.

Registration procedure

7.5	Every instrument of transfer must be left at the Office with the certificate for the Shares to be transferred and any other evidence the Directors may require to prove the title of the transferor or their right to transfer the Shares. All instruments of transfer that are registered must be retained by the Company but any instrument of transfer which the Directors refuse to register will (except in the case of fraud or suspected fraud) be returned on demand to the person who deposited that instrument.

Suspension of registration of transfers

7.6	The registration of transfers may be suspended by the Directors at any time and for any period not exceeding 30 days in total in any calendar year.

Transfer of shares to security holder

7.7	Despite any other provision of a Shareholders Agreement or this Constitution, the directors may not suspend registration of transfers of shares in the Company or refuse to register a transfer of shares in the Company if the transfer is in favour of:

(a)	a bank or financial institution in whose favour the shares have been mortgaged or charged as security; or

(b)	any nominee of that bank or financial institution; or

(c)	any purchaser of the shares from that bank or financial institution under the power of sale under that security.

7.8	A certificate of any officer of that bank or financial institution that the shares have been mortgaged or charged to it as security and, if applicable, that the power of sale has been exercised, is conclusive evidence of those facts.

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8	Transmission of Shares

Death	of a Member

8.1	If a Member dies:

(a)	where the Member was a joint holder of any Shares, the surviving joint holder (or holders) will be the only person (or persons) recognised by the Company as having any title to or interest in those Shares; or

(b)	the legal personal representatives of the Member (not being 1 of 2 or more joint holders) will be the only persons recognised by the Company as having any title to or interest in the Shares registered in the Member’s name.

Transmission on merger

8.2	The merger of any 2 or more corporations under the laws of any jurisdiction will be a transmission of rights.

Transmission on death or bankruptcy and election

8.3	A person who becomes entitled to a Share because of the mental incapacity, death or bankruptcy of a Member or otherwise by operation of law may, on producing evidence of the person’s entitlement which the Directors may require, elect either to be registered as a holder of the Share or may nominate some other person to be registered as the transferee of that Share.

8.4	If the person elects to be registered, the person must give the Company a written notice signed by the person stating the election. If the person elects to have another person registered, the person must sign a transfer of the Share in favour of that person. All the limitations, restrictions and provisions of this Constitution relating to the right to transfer, the form of transfer and the registration of transfers of Shares are applicable to that notice or transfer.

9	Alteration of capital

Company’s	power to alter capital

9.1	The Company may:

(a)	consolidate and divide all or any of its Shares into Shares of a larger amount;

(b)	subdivide its Shares or any of them into Shares of a smaller amount but so that in the subdivision the proportion between the amount paid and the amount (if any) unpaid on each reduced Share will be the same as it was for the Share from which the reduced Share is derived; and

(c)	cancel Shares which have been forfeited.

10	Modification of rights

Modification of rights of class of Shares

10.1	If the share capital of the Company, whether by reason of the issue of preference Shares or otherwise, is divided into different classes of Shares, all or any of the rights and privileges

203646-v1\SYDDMS\EDW	-9-	Corporations Act 2001

attaching to any class (unless otherwise provided by the terms of issue of the Shares of that class) may be varied or abolished in any way with the consent in writing of the Members entitled to vote for at least 75% of the issued Shares of the class or with the sanction of a resolution passed by the Members entitled to vote for at least 75% of the issued Shares of the class. At any meeting to approve such a resolution the provisions contained in this Constitution about notice of meetings, the appointment of a chairman and of proxies, attorneys and representatives, the depositing and form and validity of proxies and the conduct of general meetings will apply to the meeting.

No consent or sanction required for redemption

10.2	No consent or sanction referred to in the previous clause is required for the redemption of any Shares or any other alteration of rights attaching to any Shares where that redemption or alteration complies with the terms of issue of those Shares.

Variation by issue of further Shares ranking equally

10.3	The rights conferred on the holders of the Shares of any class issued with preferred or other rights will, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking equally for those preferred or other rights.

Changes to this Constitution

10.4	Each Member agrees to be bound by any modification of this Constitution made after the date on which they become a Member so far as the modification:

(a)	requires the Member to take up additional shares;

(b)	increases the Member’s liability to contribute to the share capital of, or otherwise pay money to, the Company; or

(c)	imposes or increases restrictions on the right to transfer the shares already held by the Member, whether the modification is made in connection with the Company’s change from a public company to a proprietary company under Part 2B.7 of the Law or to insert proportional takeover approved provisions into the Company’s constitution.

11	General meetings

General meetings

11.1	Subject to section 249R of the Law general meetings of the Company may be held within or outside Australia and may be convened at any time.

Calling of general meetings

11.2	In relation to the convening of general meetings:

(a)	any Director may call general meetings to be held at any place the Director thinks fit; and

(b)	the Directors must call, and arrange to hold, a general meeting within 21 days after being requested to do so by members with at least 5% of the votes that may be cast at the general meeting or at least 100 members who are entitled to vote at the general meeting.

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Notice of general meetings

11.3	Except as permitted by the Law, at least 21 days’ notice of every general meeting or meeting of any class of Members must be given in the manner provided by this Constitution to the Members and the persons entitled under this Constitution to receive notices.

Contents of notice of general meetings

11.4	Every notice convening a general meeting must set out the place, date and time for the meeting (and if the meeting is to be held in 2 or more places, the technology that will be used to facilitate this) and otherwise comply with the requirements of section 249L of the Law.

12	Proceedings at general meeting

Quorum for general meeting

12.1	No business will be transacted at any general meeting unless a quorum is present at the beginning of the business. A quorum is constituted by:

(a)	where the Company has a single Member, that Member; and

(b)	where the Company has 2 or more Members, 2 Members present in person or by attorney or proxy.

Representative of body corporate

12.2	Where:

(a)	a person present at a general meeting is authorised to act as the representative of a body corporate at the meeting under an authority given by the body corporate under section 250D of the Law; and

(b)	the person is not otherwise entitled to be present at the general meeting;

the body corporate will, for the purposes of this Constitution, be deemed to be present in person at the general meeting.

No quorum

12.3	If a quorum is not present within 20 minutes after the time appointed for the meeting, any meeting convened on a requisition of Members will be dissolved but any other meeting will be adjourned to the same day in the next week at the same time and place or to such other day, time and place that the Directors may appoint by notice to the Members. If at the adjourned meeting a quorum is not present, the meeting will be dissolved.

Chairman of general meeting

12.4	The chairman of the Directors, or, in the chairman’s absence, the deputy chairman (if any), is entitled to take the chair at every general meeting. If there is no chairman or if at any meeting the chairman is not present within 15 minutes after the time appointed for holding the meeting or if the chairman is unwilling to act, the Directors present may choose a chairman. If the Directors do not choose a chairman, the Members present must choose 1 of the Directors to be chairman and if no Director is present or willing to take the chair, the Members must choose someone to be chairman.

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Powers of chairman

12.5	At any general meeting, a declaration by the chairman that a resolution has been carried or carried by a particular majority or not carried and a recording of that declaration in the minute book will be conclusive evidence of the fact without proof of the number or proportion of votes recorded in favour of or against that resolution.

Adjournment of general meeting

12.6	The chairman of a general meeting may, with the consent of the meeting, adjourn the meeting from time to time and from place to place, but only business left unfinished at the original meeting may be transacted at the adjournment.

Notice of adjourned meeting

12.7	If any general meeting is adjourned for more than 1 month, a notice of the adjournment must be given to Members of the Company in the same manner as notice was or ought to have been given of the original meeting. In the case of all other adjournments, it is not necessary to give notice of an adjournment or of the business to be transacted at an adjourned meeting.

13	Voting

Resolution determined by majority

13.1	At a general meeting:

(a)	all questions submitted to the meeting will be decided by a simple majority of votes except where a greater majority is required by this Constitution or the Law;

(b)	if necessary the chairman will have a casting vote in addition to the vote or votes to which the chairman may be entitled as a Member; and

(c)	in the first instance, voting will be on a show of hands. A poll may be demanded on any question before the close of the meeting by the chairman, any Member, or their proxy, attorney or representative. The chairman must decide in each case the manner in which a poll will be taken, but in all cases the chairman must ascertain the number of votes attaching to Shares held or represented by persons voting in favour of a resolution and the number of votes attaching to Shares held or represented by persons voting against the resolution. Any dispute about the admission or rejection of a vote must be determined by the chairman and the chairman’s determination made in good faith will be final and conclusive.

Votes

13.2	Subject to the rights attaching to any class of Shares, on a show of hands every person present as a Member or as a representative, proxy or attorney of a Member will have 1 vote and (subject to clause 13.4) on a poll every Member present in person or by proxy, attorney or representative will have 1 vote for each Share held by that person.

13.3	A person entitled to cast more than 1 vote on a poll need not use all their votes or cast all the votes they use in the same way.

13.4	Subject to any restrictions affecting a class of Members, a Member holding any Shares on which no moneys are due and payable to the Company is entitled to receive notices and to attend any general meeting and to vote and be counted in a quorum even if moneys are then due and payable to the Company by that Member for other Shares held by that Member. On a poll, a Member will only be entitled to vote for Shares held by the Member on which no moneys are due and payable to the Company at the time the poll is taken.

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Voting by joint holders

13.5	Where there are joint registered holders of any Share, any joint holder may vote at any meeting either personally or by proxy or attorney for the Shares as if the Member were solely entitled to those Shares, but if more than 1 joint holder is present at any meeting (whether personally, by proxy or by attorney) and tenders a vote, only the vote of the joint holder whose name appears first in the register counts. Several legal personal representatives of a deceased Member will for the purpose of this clause be deemed to be joint holders of the Shares registered in the name of that Member.

Attorney of Member

13.6	Any Member may appoint an attorney to act on its behalf at all meetings of the Company or all meetings of the Company during a specified period. Before the first meeting at which the attorney acts on the Member’s behalf, the relevant power of attorney must be deposited at the Office or at any place specified in the notice convening that meeting. At the first meeting and at any subsequent meeting to which the power of attorney may relate, the attorney must hand to the chairman of the meeting a properly executed declaration of non-revocation of the power of attorney.

14	Proxies

Instrument appointing proxy

14.1	The instrument appointing a proxy must be in writing signed by the appointor or by the appointor’s attorney properly authorised in writing, or, if the appointor is a body corporate, by its corporate representative or at least 2 of its officers.

Validity of appointment

14.2	The instrument appointing a proxy and the original power of attorney (if any) under which it is signed or a certified copy of the power of attorney must received by the Company at least 48 hours before the time for holding the meeting by delivery to the Company’s registered office, by facsimile received at a fax number at the Company’s registered office or otherwise by any other means permissible under section 250B of the Law.

14.3	An instrument appointing a proxy will only be valid for 12 Months from the date of its execution unless it states that it is valid for all meetings until revoked, except that any instrument may be used at any adjournment of the meeting for which it was originally intended.

Validity of vote given in accordance with proxy

14.4	Unless the Company has received written notice of the matter before the start or resumption of the Member’s meeting at which a proxy or an attorney votes, a vote cast by the proxy or attorney will be valid even if, before the proxy or attorney voted the Member:

(a)	dies;

(b)	is mentally incapacitated;

(c)	revokes the proxy’s or attorney’s appointment;

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(d)	revokes the authority under which the proxy was appointed by a third party; or

(e)	transfers the Share for which the proxy was given.

Form of proxy

14.5	Every instrument of proxy must specify the Member’s name and address, the Company’s name, the proxy’s name or the name of the office held by the proxy and the meetings at which the proxy may be used, and must otherwise comply with the provisions of section 250A of the Law.

14.6	The instrument of proxy may be worded so that a proxy is directed to vote either for or against each of the resolutions to be proposed. Any instrument of proxy deposited in accordance with this Constitution in which the name of the appointee is not filled will be deemed to be given in favour of the chairman of the meeting to which it relates. The instrument of proxy may specify the proportion or number of votes that the proxy may exercise.

2 proxies

14.7	A Member entitled to cast 2 or more votes at a meeting may appoint 2 proxies. If the Member appoints 2 proxies and the appointment does not specify the proportion or number of the Member’s votes each proxy may exercise half of the votes.

15	Resolutions without meetings

Where only 1 Member

15.1	Where the Company has only 1 Member, any resolution may be passed without a general meeting being held if that Member (or being a corporation, its duly authorised representative or attorney) records the resolution and signs the record.

Where more than 1 Member

15.2	Where the Company has more than 1 Member, any resolution, other than a resolution to remove an auditor under section 329 of the Law, may be passed without a general meeting being held if all the Members entitled to vote on the resolution (or being corporations, their duly authorised representatives or attorneys) sign a statement that they are in favour of a resolution set out in the document. Identical copies of the document and accompanying information may be distributed for signing by different Members. The resolution is passed when the last Member signs the document.

16	Directors

Number of Directors

16.1	The number of the Directors must not be less than 1, nor, until otherwise determined by the Company in general meeting, more than 10. A body corporate cannot be appointed as a Director.

Residence of Directors

16.2	At least 1 of the Directors must be a natural person who ordinarily resides in Australia.

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Consent and Share qualification

16.3	Before being appointed as a Director a person must give the Company a signed consent to act as Director which must be retained by the Company. A Director does not need to hold any Shares in the Company.

Appointment or removal of Directors

16.4	Directors may be appointed or removed by ordinary resolution of Members.

Directors may fill casual vacancies or appoint additional Directors

16.5	Notwithstanding the previous clause, the Directors also have the power at any time to appoint any other person as a Director, either to fill a casual vacancy or as an addition to the Board, except that the total number of Directors must not at any time exceed the maximum number for the time being fixed by or under this Constitution.

Auditor cannot be Director

16.6	Subject to the Law, an auditor of the Company or partner or employee or employer of an auditor must not be appointed a Director or an Alternate Director.

Alternate Director

16.7	Subject to the Law, each Director may by writing under hand or by facsimile appoint any person to act as an Alternate Director in the Director’s place during any period the Director thinks fit. Any Alternate Director:

(a)	may be removed or suspended from office by written notice to the Company from the Director who appointed the Alternate Director;

(b)	is entitled to receive notice of meetings of the Board, to attend meetings (if the Director who appointed the Alternate Director is not present) and to be counted towards a quorum at meetings;

(c)	is entitled to vote at meetings he or she attends on all resolutions on which the appointor could vote had he or she attended and, where the alternate is a Director in the alternate’s own right, will have a separate vote on behalf of the Director the alternate is representing in addition to the alternate’s own vote;

(d)	need not be the holder of any Shares in the Company;

(e)	may exercise any powers that the appointor may exercise in the alternate’s own right where the appointor is unavailable for any reason except the power to appoint an Alternate Director. The action of an Alternate Director will be conclusive evidence as against third parties of the unavailability of the appointor;

(f)	will automatically vacate office if the Director who appointed the alternate is removed or otherwise ceases to hold office for any reason;

(g)	while acting as a Director is responsible to the Company for the alternate’s own acts and defaults and will not be deemed to be the agent of the appointor;

(h)	will not be entitled to receive any remuneration from the Company but will be entitled to reimbursement for reasonable travelling and other expenses incurred by the alternate in attending meetings of the Board or otherwise on the Company’s business;

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(i)	will not be taken into account in determining the number of Directors for the purposes of this Constitution; and

(j)	may act as an alternate for more than 1 Director.

17	Directors’ terms of tenure

Directors’ tenure of office

17.1	Subject to the Law, each Director will hold office until removed under this Constitution or until the Director’s office is vacated under this Constitution.

Retiring Director eligible for re-election

17.2	A Director who retires or whose office is vacated under this Constitution is eligible for election or re-election to the Board except as expressly provided in this Constitution.

Vacation of office

17.3	The office of a Director will be automatically vacated if the Director:

(a)	is declared bankrupt;

(b)	becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the laws relating to mental health;

(c)	resigns office by notice in writing to the Company; or

(d)	vacates office or is prohibited from being a Director under any of the provisions of the Law or any order made under the Law.

17.4	A Director whose office is vacated under subclauses 17.3(a), 17.3(b) or 17.3(d) will not be eligible for re-election until the disability (or disabilities) referred to is (or are) removed.

18	Proceedings of Directors

Board meetings and quorum for Board meetings

18.1	Unless clause 18.2 of this clause applies:

(a)	the Directors may meet for the dispatch of business and adjourn and otherwise regulate their meetings as they think fit;

(b)	the Directors may determine the quorum necessary for the transaction of business;

(c)	until a determination under subclause (b) of this clause is made, the quorum will be 2 Directors; and

(d)	if a quorum is present at the beginning of the meeting, it is deemed to be present throughout the meeting even if a Director absents himself or herself, or absents from voting, for any reason.

18.2	In the event of a vacancy or vacancies in the office of a Director or offices of Directors, the remaining Directors may act but, if the number of remaining Directors is not sufficient to constitute a quorum at a meeting of Directors, they may only act for the purposes of increasing the number of Directors to a number sufficient to constitute a quorum or of convening a general meeting of the Company.

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Use of technology

18.3	A Directors’ meeting may be called or held by telephone or by using any other technology consented to by all the Directors. The consent may be a standing one and may only be varied or withdrawn by a further ordinary resolution of Directors.

Calling of Board meeting and place of meeting

18.4	A Director may at any time and the Secretary must, on the request of a Director, call a meeting of Directors. Meetings may be held outside Australia.

Board meeting competent to exercise all powers

18.5	A meeting of the Directors at which a quorum is present may exercise all or any of the powers and discretions vested in or exercisable by the Directors generally.

Resolution passed deemed to be determination of Board

18.6	Any resolution properly passed at a duly convened meeting of the Directors at which a quorum is present will be deemed to be a determination by all the Directors of the Board for the purposes of this Constitution.

Chairman of Board meetings

18.7	The Directors may elect a chairman and deputy chairman of their meetings and determine the period they are to hold office. If no chairman or deputy chairman is elected, or if elected, both the chairman and deputy chairman decline to act or if at any meeting neither the chairman nor the deputy chairman is present at the time appointed for the meeting, the Directors present at the meeting must choose one of their number to be chairman of the meeting.

Questions to be decided by majority

18.8	Questions arising at any meeting will be decided by a majority of votes of Directors present and entitled to vote on the resolution. The chairman of the meeting will have a casting vote in addition to any vote he or she has as a Director.

Resolutions without meetings

18.9	If a majority of Directors entitled to attend at the meeting of the Directors and vote on the resolution sign a document containing a statement that they are in favour of a resolution or resolutions set out in the document, the resolution or resolutions will be valid as if passed at a meeting of the Directors duly convened and held. Copies of the document may be distributed for signing by different Directors but each copy must have identical wording. The resolution is or resolutions are passed when the last Director signs the document.

Committee powers and meetings

18.10	The Directors may delegate any of their powers to a committee of Directors or to a sole Director and may revoke any such delegation. Any committee or sole Director must exercise the powers delegated to it in accordance with any directions of the Board. The meetings and proceedings of any committee consisting of 2 or more Directors will be governed by the provisions of this Constitution regulating the meetings and proceedings of the Directors so far as they are applicable and are not superseded by any direction made by the Board under this clause.

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Validity of acts of Directors

18.11	All acts done by any meeting of the Directors or by a committee of the Directors or by any person acting as a Director are valid even if it is discovered afterwards that there was some defect in the appointment or election of any Director or person acting as a Director or that any Director was disqualified or had vacated office or was otherwise not entitled to vote or act.

Authority to act in holding company’s interest

18.12	For the purposes of section 187 of the Corporations Act 2001, a director may, in discharging his or her duties or exercising his or her powers as a director, act in the best interests of any company of which the Company is a wholly-owned subsidiary.

19	Directors’ contracts

Directors not disqualified from holding office or contracting with the Company

19.1	No Director is disqualified because of his or her office from:

(a)	holding any other office or position of profit with the Company or with any company promoted by the Company or with any corporation in which the Company is a member or which is a Member of the Company or in which the Company is otherwise interested; or

(b)	contracting with the Company (whether as vendor, purchaser or otherwise).

19.2	No contract referred to in clause 19.1(b), or any contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested will be avoided.

19.3	No Director will be liable to account to the Company for any profit arising from:

(a)	any contract or arrangement referred too in clause 19.2 or

(b)	any office referred to in clause 19.1(a) (or other place of profit) because that Director holds that office or because of the fiduciary relations established by it.

Director may hold office or act in professional capacity

19.4	Subject to the Law, a Director:

(a)	may hold any office in connection with the Company’s business; and

(b)	may act individually or through the Director’s firm in a professional capacity for the Company and will be entitled to remuneration for professional services as though the Director were not a Director.

Director may vote on contract in which that Director is interested

19.5	A Director may vote on any matter about any contract or arrangement in which he or she is interested (whether directly or indirectly) and may be counted in a quorum, may affix the Seal to, and may otherwise act on any matter about that contract or arrangement as long as that Director complies with his or her obligations under clauses 19.7 to 19.9.

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Director not deemed to be interested in certain contracts or arrangements

19.6	A Director will not be deemed to be interested (whether directly or indirectly) or to have been at any time interested in any contract or arrangement or proposed contract or arrangement referred to in section 191(2) of the Law.

Directors to declare interest

19.7	Any Director who has a material personal interest in a matter that relates to the affairs of the Company must give the other Directors notice of the interest, unless the interest is of a type referred to in section 191(2)(a) of the Law, or the conditions referred to in section 191(2)(b), (c) or (d) of the Law are satisfied.

19.8	The Director must declare the nature and extent of the Director’s interest and the relation of the interest to the affairs of the Company at the meeting of the Directors as soon as possible after the Director becomes aware of their interest in the matter.

19.9	A Director who has an interest in a matter may give a standing notice to the other Director’s of the nature and extent of that Director’s interest in the matter in accordance with section 192 of the Law.

Directors to declare potential conflicts

19.10	Any Director who holds any office or possesses any property which might (whether directly or indirectly) create duties or interests in conflict with that Director’s duties or interests as a Director of the Company must declare the fact of the holding and the nature and extent of any conflict at the first meeting of the Directors held after the Director becomes a Director or (if already a Director) at the first meeting of the Directors held after the relevant facts came to the Director’s knowledge.

Secretary to record declarations of Directors

19.11	The Secretary must record any declarations made or notices given by a Director under this Constitution in the minutes of the meeting.

Effect of failure to make or record disclosures

19.12	Failure to make or to record any disclosures will not render voidable or void any contract, transaction or arrangement to which the disclosure relates.

20	Powers of Directors

Powers of Directors

20.1	Subject to the Law and this Constitution, the business of the Company will be managed by the Directors, who may pay, and be reimbursed by the Company for, all expenses incurred in promoting and forming the Company and may exercise all of the powers of the Company that are not, by the Law or by this Constitution, required to be exercised by the Company in general meeting.

Powers to borrow or raise money

20.2

Without limiting the previous clause, the Directors may from time to time borrow or raise any sum or sums of money or incur other financial obligations for the purposes of the Company and may give or take security over the repayment of that sum or sums or the payment, performance or fulfilment of any debts, liabilities, contracts or obligations incurred or

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undertaken by the Company on terms and conditions as they determine and in particular by the issue or re-issue of bonds, perpetual or redeemable debentures or any mortgage, charge or other security on the undertaking or the whole or any part of the property, of the Company (both present and future) including its uncalled or unpaid capital.

Directors may vote Shares in other corporations

20.3	Subject to the Law, the Directors may exercise the voting power conferred by the shares in any corporation held by the Company as they determine including in circumstances where a Director may be interested in the exercise, such as an exercise in favour of any resolution appointing a Director as an officer of a corporation or voting or providing for the payment of remuneration to officers of the other corporation.

Security over the Company’s assets

20.4	Subject to the Law, if any Director or any other person becomes personally liable (whether as surety or otherwise) for the performance of any of the Company’s obligations, the Directors may, despite their interest, execute or cause to be executed any mortgage, charge or security over or affecting the whole or any part of the assets of the Company by way of indemnity to secure the liability.

21	Executive Directors

Managing Director

21.1	The Directors may at any time appoint 1 or more Directors to the office of Managing Director or to any other executive office for any period and on any terms they think fit and, subject to the terms of any agreement entered into in any particular case, may revoke the appointment. That appointment will be automatically terminated if the person ceases to be a Director.

Directors may confer powers on executive Directors

21.2	The Directors may grant a Managing Director or other executive Director any of the powers exercisable by the Directors on terms and conditions and with any restrictions that they think fit. Any powers which are conferred may be concurrent with or to the exclusion of their own powers. The Directors may at any time revoke, withdraw, alter or vary all or any of those powers.

Remuneration of Directors

21.3	A Director will, subject to the terms of any particular agreement entered into, receive that remuneration (whether by way of salary, commission or participation in profits, or partly in one way and partly in another) determined by the Directors.

Additional remuneration for extra services

21.4	If any Director performs extra services or makes any special exertions, whether in going or residing abroad or otherwise for any of the purposes of the Company, the Company may pay that Director a fixed sum to be determined by the Directors. This payment may be either in addition to or instead of any remuneration determined under the preceding clause.

Expenses of Directors

21.5	In addition to any remuneration, the Directors may also be paid all travelling and other expenses incurred by them in attending and returning from meetings of the Directors, any committee of the Directors or any general meetings of the Company or otherwise in connection with the business of the Company.

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22	Local management and attorneys

Local Boards and agencies

22.1	Subject to the Law, the Directors may at any time provide for the management of the affairs of the Company in any place and in any manner they think fit and without limiting the generality of this clause, the Directors may:

(a)	establish any local Boards or agencies for managing any of the affairs of the Company in any locality and may appoint any persons to be members of the local Board or to act as managers or agents of the Company and, in connection with any appointment, may fix remuneration, impose conditions and remove any appointee as the Directors think fit;

(b)	delegate to any person referred to in subclause (a) any of the powers, authorities and discretions of the Directors other than the power of making calls, and vary or terminate that delegation; and

(c)	authorise the members of any local Board (or any of them) to fill up any vacancies and to act despite vacancies.

Appointment of attorney

22.2	The Directors may at any time by power of attorney appoint any person or persons to be the attorney or attorneys of the Company for those purposes and with those powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under this Constitution) and for that period and subject to those conditions that the Directors think fit.

22.3	Without limiting clause 22.2, any appointment may be made in favour of any company or the Members, directors, nominees or managers of any company or firm or in favour of any fluctuating body of persons (whether nominated by the Directors or otherwise).

22.4	Any power of attorney given on behalf of the Company may contain provisions for the indemnification, protection or convenience of the attorney or attorneys and of persons dealing with the attorney or attorneys.

Sub-delegation of powers

22.5	Any delegate, manager, agent or attorney appointed by the Directors may be authorised by the Directors to sub-delegate all or any of the powers, authorities and discretions given to them.

23	Minutes and registers to be kept

Minutes

23.1	The Directors must ensure that minute books are kept in which are recorded within 1 Month of the relevant meeting the following:

(a)	the names of the Directors present at each meeting of the Directors and of any committee of Directors;

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(b)	all declarations made or notices given by any Director (either generally or specially) of his or her interest in any contract or proposed contract or of his or her holding of any office or property by which any conflict of duty or interest may arise;

(c)	all resolutions and proceedings of general meetings of the Company, meetings of the Directors and meetings of any committee of the Directors; and

(d)	resolutions passed by Members or Directors without a meeting.

23.2	Any minutes of any general meetings of the Company, meetings of the Directors or meetings of any committee of the Directors must be signed within a reasonable time after the meeting by the chairman of the meeting or by the chairman of the next succeeding meeting and once signed will be evidence of the matters stated in the minutes.

Registers

23.3	The Directors must set up and maintain in accordance with the Law:

(a)	a Members’ Register;

(b)	a register of charges;

(c)	if the Company grants options to subscribe for Shares, a register of option holders and copies of option documents;

(d)	if the Company issues debentures, a register of debenture holders; and

(e)	any other registers required to be kept under the Law.

23.4	The registers may be kept either in a bound or loose leaf book or on computer. If a register is kept on computer, its contents must be capable of being printed out in hard copy.

Overseas branch registers

23.5	Subject to the Law, the Company may keep a branch register of Members at a place outside or inside Australia.

24	The Secretary

Appointment of Secretary

24.1	Subject to any contrary provision in the Law, a secretary or secretaries of the Company may be appointed by the Directors complying with the Law. The Directors may also appoint acting and assistant secretaries. At least 1 Secretary must be ordinarily resident in Australia. Any appointment may be for that term, at that remuneration and on those conditions the Directors think fit and any person so appointed may be removed by the Directors.

25	The Seal

Use of the Seal

25.1	If the Company has a Seal:

(a)	the Directors must provide for the safe custody of the Seal;

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(b)	the Seal must be used only by the authority of the Board or a committee of the Directors with authority from the Board to authorise the use of the Seal; and

(c)	every document to which the Seal is affixed must be signed by a Director and countersigned by another Director, a Secretary or another person appointed by the Directors to countersign that document or a class of documents in which that document is included.

26	Negotiable instruments

Terms of negotiable instruments

26.1	All cheques, bills of exchange, promissory notes and other negotiable instruments must be signed, drawn, accepted, made or endorsed (as the case may be) for and on behalf of the Company by those persons and in that manner determined by the Directors.

27	Reserves fund

Reserves

27.1	Before declaring any dividends, the Directors may set aside out of the profits of the Company any sums they think proper as reserves to be applied to meet contingencies, to equalise dividends, to pay special dividends, to repair, improve or maintain any property of the Company or for any other purpose the Directors in their absolute discretion consider to be in the interests of the Company. Pending that application, the reserves may, at the discretion of the Directors, be used in the business of the Company or be invested in any investments the Directors think fit (including the purchase of ordinary Shares of the Company). The Directors may deal with and vary these investments and dispose of all or any part for the benefit of the Company and may divide the reserves into special reserves as they think fit.

Carry forward of profits

27.2	The Directors may carry forward any profits they consider ought not to be distributed as dividends without transferring those profits to a reserve.

Revaluation of assets

27.3	Subject to the Law, the Directors may revalue any assets of the Company.

28	Dividends

Power to declare or determine dividends vested in Directors

28.1	The power to declare or determine dividends (including interim dividends) is vested in the Directors who may fix the amount, method of payment and timing of any dividend in accordance with this Constitution.

Apportionment of dividends

28.2	Subject to the rights of Members entitled to Shares with preferential, special or qualified rights as to dividend, the profits of the Company are divisible among the Members in proportion to the amounts paid upon the Shares held by them. For the purposes of this clause:

(a)	any amount paid on a Share during the period for which a dividend is declared will only entitle the holder of that Share to a proportionate amount of that dividend from the date of payment;

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(b)	an amount paid on a Share in advance of a call will not, whilst carrying interest, be taken to be paid; and

(c)	if any Share is issued on terms that it will rank for dividends as though fully or partially paid up as from a particular date, that Share will rank for dividends accordingly.

Selective dividends

28.3	The Directors may declare 1 dividend on all Shares or may declare 2 or more dividends at a meeting of Directors with each dividend declared on any Shares to the exclusion of any other Shares but so that the amount payable (out of the total of the amount of all dividends declared at that meeting) on all Shares is in the proportions specified in this Constitution.

Dividends may be payable in foreign currency

28.4	Dividends will be declared in Australian currency, but the Directors may, if they think fit, determine that any dividend payable to some or all the Members will be paid in a currency or currencies other than Australian currency. For that purpose the Directors may at the time of declaration of the dividend stipulate a date on which they will determine the rate or rates at which the dividend will be converted into the other currency or currencies. Payment in another currency or currencies of the amount of any dividend converted under this clause will be deemed as between the Company and all Members to be an adequate and proper payment of the amount of the dividend.

Dividends only payable out of profits

28.5	Dividends may only be paid out of the profits of the Company.

No interest payable on dividends

28.6	Interest is not payable by the Company on any dividend.

Directors may retain certain dividends

28.7	Where a person is entitled to become a Member because of death, bankruptcy or otherwise the Directors may retain the dividends payable on any Shares relating to those matters of law until that person or a nominated transferee becomes a Member for the Shares.

Payment of dividends

28.8	Any dividend, interest or other moneys payable for any Shares may be paid by cheque or warrant sent through the post to:

(a)	the registered address of the Member or person entitled or, in the case of joint holders, to the registered address of that holder whose name appears first on the register in respect of the joint holding; or

(b)	to the person at the address directed by the holder or joint holders in writing.

28.9	Every cheque or warrant so sent may be made payable to the order of the person to whom it is sent and will be at the person’s risk.

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Dividend payable by distribution of assets

28.10	The Directors may, when declaring a dividend:

(a)	resolve that the dividend be paid wholly or partly by the distribution of specific assets including paid up Shares or debentures of the Company or any other corporation; and

(b)	to the extent permitted by law, direct that the dividend be payable to particular Members wholly or partly out of any particular fund or reserve or out of profits derived from any particular source and to the remaining Members wholly or partly out of any other particular fund or reserve or out of profits derived from any other particular source and may make the direction despite the different tax consequences for Members that the direction will have.

28.11	All matters concerning dividends including valuation of assets will be determined by the Directors as they think fit.

29	Capitalisation of profits

Capitalisation of profits

29.1	The Directors may resolve to capitalise any sum for the time being standing to the credit of any of the Company’s reserve accounts, statement of financial performance account, arising from a revaluation or sale of assets or otherwise available for distribution to Members. The sum capitalised will be applied for the benefit of Members in the proportions to which those Members would have been entitled in a distribution of that sum by way of dividend as follows:

(a)	in or towards paying up any amounts for the time being unpaid on any Shares held by Members;

(b)	in paying up in full or in part (as decided by the Directors) any Shares or debentures of the Company to be allotted and distributed credited as fully paid to Members; or

(c)	partly as permitted by subclause (a) and partly as permitted by subclause (b).

Directors’ powers in relation to capitalisation of profits

29.2	Where a resolution is passed under the previous clause, the Directors may:

(a)	appoint any person to make an agreement on behalf of the Members entitled to benefit from the resolution where that agreement is required under the Law or is otherwise considered by the Directors to be desirable;

(b)	issue fractional certificates or make cash payments where Shares or debentures become issuable in fractions; and

(c)	otherwise make provisions for adjusting differences and settling any difficulty arising under the resolution including a determination that fractions will be disregarded or that a fractional entitlement be increased to the next whole number.

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30	Financial statements

Financial records

30.1	The Directors must cause financial and other records to be kept to record correctly and explain the transactions and financial position of the Company, to enable true and fair statement of financial performance accounts and statements of financial position to be prepared and to permit preparation of any other documents required by the Law or this Constitution. The records must be kept:

(a)	in a manner which will enable them to be conveniently and properly audited;

(b)	for 7 years after the completion of the transactions or operations to which they relate; and

(c)	at the Office or at any other place the Directors think fit and at all times be open to inspection by the Directors.

Financial statements/reports

30.2	If required by the Law or if the Directors so determine, the Company must prepare:

(a)	a statement of financial performance account for the last Financial Year of the Company;

(b)	a statement of financial position as at the date to which the statement of financial performance account is made up; and

(c)	attached to the documents referred to in clauses 30.2(a) and 30.2(b), a report by the Directors about the state of the Company’s affairs, a statement by the Directors in accordance with the Law and the auditors’ report for the documents unless the Company in accordance with the Law has resolved not to appoint auditors.

30.3	The statement of financial performance accounts, statements of financial position and reports must comply with all applicable provisions of the Law.

31	Audit

Auditors

31.1	If the Company is required or the Directors wish to appoint auditors:

(a)	the appointment, removal, remuneration, rights and duties of those auditors will be regulated under the provisions of the Law; and

(b)	the accounts of the Company must be audited for each Financial Year of the Company and the correctness of the statement of financial performance account and statement of financial position must be ascertained by the auditors of the Company complying with the Law.

Approval of financial statements

31.2	Accounts of the Company when prepared by the Directors will be conclusive except regarding any error identified within 3 Months after the date of preparation. If any error is identified within this period, the accounts must immediately be corrected and will then be conclusive.

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32	Inspection of records

Right to inspect

32.1	Subject to the Law, the Directors will determine whether, to what extent, at what times and places and under what conditions the accounting and other records of the Company or any of them will be open to the inspection of the Members.

32.2	A Member who is not a Director will not have any right to inspect any account, book or document of the Company or receive any information concerning the business, trading or customers of the Company or any trade secret or secret process of the Company except as provided by the Law or as authorised by the Directors or a resolution of the Company in general meeting.

33	Notices

Service of notices by the Company

33.1	A notice may be given by the Company to any Member either personally, by facsimile or electronically to the relevant facsimile number or electronic address of the Member as shown on the Members’ Register, or as advised by the Member, by sending it by post addressed to the Member at the address shown in the Members’ Register or otherwise by any other method, including by advertisement, as the Directors determine.

Posting notices to overseas Members

33.2	In the case of a Member whose registered address is outside Australia, a notice sent by post must be sent by pre-paid airmail in an envelope.

Notices to joint holders

33.3	A notice may be given by the Company to the joint holders of a Share by giving the notice to the joint holder named first in the Members’ Register and notice so given will be sufficient notice to all the joint holders.

Notice deemed to be served

33.4	Any notice by advertisement will be deemed to have been served on the day of publication of the newspaper containing the advertisement.

33.5	Any notice sent by post will be deemed to have been served on the day following the day on which the notice is posted unless sent by airmail to an address outside the country in which it was posted, in which case it will be deemed to have been served on the fifth day following the day on which it is posted.

33.6	A notice sent by facsimile or other electronic means will be deemed to have been served on the same day that it is sent.

Service by post

33.7	To prove service by post, it is sufficient to prove that the notice with required postage was properly addressed and posted. A certificate in writing signed by any manager, Secretary or other officer of the Company that the notice was properly addressed and posted will be conclusive evidence of those matters.

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Notices to Members whose whereabouts unknown

33.8	Where:

(a)	the Company has a genuine reason to believe that a Member is not known at the address shown for that Member in the Members’ Register;

(b)	the Company has subsequently made an enquiry at that address as to the whereabouts of the Member; and

(c)	the enquiry either elicits no response or a response indicating that the Member’s present whereabouts are unknown,

all future notices will be deemed to be given to the Member if the notice is exhibited in the Office for a period (not including weekends and public holidays) of not less than 48 hours and will be deemed to be duly served at the beginning of that period.

33.9	The previous clause will apply unless and until the Member informs the Company of a registered place of address or that the Member has resumed residence at the Member’s address shown in the Members’ Register or notifies the Company of a new address to which the Company may send the Member notices (which will be deemed to be the Member’s registered address).

Notices binding on transferees

33.10	Every person who by operation of law, transfer or otherwise becomes entitled to any Share will be bound by every notice for the Share which, prior to the person’s name and address being entered on the Members’ Register, is given to the person from whom the person derives their title to the Share.

Notice to deceased or bankrupt Members

33.11	Any notice or document given to a Member will be deemed to have been properly given for any Shares held solely or jointly by the Member despite the Member’s death or bankruptcy and whether or not the Company has notice of death or bankruptcy until some other person is registered in place of the Member as the holder or joint holder.

Signing of notices

33.12	The signature to any notice to be given by the Company may be written or printed.

Counting of days

33.13	Where a given number of days’ notice or notice extending over any period is required to be given, the day on which notice is deemed to be given will be included in the number of days or other period.

34	Winding up

Distribution of assets

34.1	Subject to the rights attaching to any class or classes of Shares, if the Company is wound up all fully paid Shares will participate equally in any distribution of assets available for distribution among the Members, and any partly paid Shares will have a proportional right of participation with fully paid Shares according to the proportion of the issue price of the Shares which has been paid.

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Fee or commission paid to liquidator to be approved in general meeting

34.2	No fee or commission will be paid by the Company to any Director or liquidator upon any sale or realisation of the Company’s undertaking or assets or any part of them except with the approval of the Company in general meeting, that meeting to be convened by notice specifying the fee or commission proposed to be paid.

Distribution in specie

34.3	If the Company is wound up (whether voluntarily or otherwise), the liquidator may, with the sanction of a Special Resolution, divide among the contributories in specie or kind any part of the assets of the Company and may, subject to obtaining the same sanction, vest any part of the assets of the Company in trustees upon any trusts for the benefit of the contributories or any of them as the liquidator thinks fit. For the purposes of this clause, the liquidator may set values as he or she considers fair and reasonable on any property to be divided and determine how the division is to be carried out.

Distribution of assets other than in accordance with legal rights

34.4	If the liquidator considers it expedient, any division of assets under the preceding clause may be otherwise than complying with the legal rights of the contributories and in particular, any class may be given preferential or special rights or may be excluded altogether or in part from a division of assets. Where any division occurs which does not comply with the legal rights of the contributories, any contributory who would be prejudiced will have a right to dissent and ancillary rights under section 507 of the Law.

Distribution on partly paid Shares

34.5	In any division of assets, where a contributory is entitled to Shares with a liability to pay calls or otherwise, the contributory may, within 10 days after the passing of the Special Resolution for the division, by notice in writing direct the liquidator to sell his or her proportion and pay the net proceeds to him or her and the liquidator will, if practicable, act accordingly.

35	Indemnity and insurance

Indemnity

35.1	To the extent permitted by law:

(a)	the Company must indemnify each Director and Secretary, and may indemnify any other officer of the Company (as that term is defined in section 9 of the Law), against any liability (other than legal costs) incurred in acting as a Director, Secretary, or, where applicable, other officer of the Company, other than:

(i)	a liability owed to the Company or a Related Body Corporate;

(ii)	a liability for a pecuniary penalty order under section 1317G or a compensation order under section 1317H of the Law; or

(iii)	a liability that did not arise out of conduct in good faith;

(b)	the Company must indemnify each Director and Secretary, and may indemnify any other officer of the Company (as that term is defined in section 9 of the Law), for costs and expenses incurred by a Director, Secretary or, where applicable, other officer of the Company, in defending an action for a liability incurred in acting as a Director, Secretary or, where applicable, other officer of the Company, except for legal costs incurred:

(i)	in defending or resisting any proceedings, whether civil or criminal, in which the Director, Secretary or, where applicable, other officer of the Company, is found to have a liability for which they could not be indemnified under subclause (a) above;

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(ii)	in defending or resisting criminal proceedings in which the Director, Secretary or, where applicable, other officer of the Company, is found guilty;

(iii)	in defending or resisting proceedings brought by the Australian Securities and Investments Commission or by a liquidator for a court order if the grounds for making the order are found by the court to have been established, except for costs incurred in responding to actions taken by the Australian Securities and Investments Commission or a liquidator as part of an investigation before commencing proceedings for the court order; or

(iv)	in connection with proceedings for relief to the Director, Secretary or, where applicable, other officer of the Company, under the Law in which the relief is denied by the court; and

(c)	the Company may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by a Director, Secretary or, where applicable, other officer of the Company (as that term is defined in section 9 of the Law), on the condition that the Director, Secretary or, where applicable, other officer of the Company, must repay the amount paid by the Company to the extent that the Company is ultimately found not liable to indemnify the Director, Secretary or, where applicable, other officer of the Company, for those legal costs.

Insurance

35.2	To the extent permitted by law the Company may pay, or agree to pay, a premium in respect of a contract insuring a person who is or has been a Director, Secretary or other officer (as that term is defined in section 9 of the Law), of the Company or of a subsidiary of the Company, other than a liability arising out of:

(a)	conduct involving wilful breach of duty in relation to the Company; or

(b)	a contravention of section 182 or 183 of the Law.

36	Overriding provisions

Rights of Majority Shareholder

36.1	Whenever there is a Majority Shareholder, this clause 36 will apply and if there is any inconsistency will have overriding effect as against all other provisions of this Constitution.

36.2	The Majority Shareholder may at any time:

(a)	appoint any person to be a Director or remove from office any Director despite the terms of any agreement but without prejudice to any claim for damages in respect of termination of his or her office; and

(b)	restrict any powers of the Directors in the manner and to such extent as the Majority Shareholder may determine by giving notice to the Company.

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36.3	Any such appointment, removal or notice must be in writing served on the Company and signed by the Majority Shareholder or, if the Majority Shareholder is a company:

(a)	on behalf of the Majority Shareholder by any 2 of its directors; or

(b)	by any 1 of its directors and its secretary; or

(c)	some other person duly authorised for the purpose and validly appointed in accordance with the laws of the country in which the Majority Shareholder is domiciled.

36.4	No person dealing with the Company will be concerned to see or enquire as to whether the powers of the Directors have been in any way restricted and no obligation incurred or security given or transaction effected by the Company to or with any third party will be invalid or ineffectual unless the third party had, at the time, express notice that the incurring of such obligation or the giving of such security or the effecting of such transaction was in excess of the powers of the Directors.

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